Exhibit 10.1

EXECUTION COPY

$800,000,000

FIVE-YEAR CREDIT AGREEMENT

dated as of

August 5, 2005

among

KINDER MORGAN, INC.

The Lenders Party Hereto

CITIBANK, N.A.,

as Administrative Agent

and Swingline Lender,

WACHOVIA BANK, NATIONAL ASSOCIATION and

JPMORGAN CHASE BANK, N.A.

as Co-Syndication Agents

and

THE BANK OF TOKYO-MITSUBISHI, LTD. and

SUNTRUST BANK,

as Co-Documentation Agents

___________________________

CITIGROUP GLOBAL MARKETS INC.

and WACHOVIA CAPITAL MARKETS, LLC

as Joint Lead Arrangers

CITIGROUP GLOBAL MARKETS INC.,

WACHOVIA CAPITAL MARKETS, LLC and

J.P. MORGAN SECURITIES INC.

as Joint Bookrunners

TABLE OF CONTENTS

Page

ARTICLE I Definitions

1

SECTION 1.01

Defined Terms

1

SECTION 1.02

Classification of Loans and Borrowings

11

SECTION 1.03

Terms Generally

11

SECTION 1.04

Accounting Terms; GAAP

11

ARTICLE II The Credits

12

SECTION 2.01

Commitments

12

SECTION 2.02

Loans and Borrowings

12

SECTION 2.03

Requests for Revolving Borrowings

13

SECTION 2.04

Reserved

13

SECTION 2.05

Swingline Loans

13

SECTION 2.06

Letters of Credit

14

SECTION 2.07

Funding of Borrowings

18

SECTION 2.08

Interest Elections

18

SECTION 2.09

Termination and Reduction of Commitments

19

SECTION 2.10

Repayment of Loans; Evidence of Debt

20

SECTION 2.11

Prepayment of Loans

21

SECTION 2.12

Fees

21

SECTION 2.13

Interest

22

SECTION 2.14

Alternate Rate of Interest

23

SECTION 2.15

Increased Costs

23

SECTION 2.16

Break Funding Payments

24

SECTION 2.17

Taxes

25

SECTION 2.18

Payments Generally; Pro Rata Treatment; Sharing of Set-offs

26

SECTION 2.19

Mitigation Obligations; Replacement of Lenders

27

ARTICLE III Representations and Warranties

28

SECTION 3.01

Organization; Powers

28

SECTION 3.02

Authorization; Enforceability

28

SECTION 3.03

Governmental Approvals; No Conflicts

28

SECTION 3.04

Financial Condition; No Material Adverse Change

28

SECTION 3.05

Properties

29

SECTION 3.06

Litigation and Environmental Matters.

29

SECTION 3.07

Compliance with Laws and Agreements

29

SECTION 3.08

Investment and Holding Company Status

29

SECTION 3.09

Taxes

29

SECTION 3.10

ERISA

30

SECTION 3.11

Disclosure

30

SECTION 3.12

Foreign Assets Control Regulations, etc.

30

ARTICLE IV Conditions

31

SECTION 4.01

Effective Date

31

SECTION 4.02

Each Credit Event

32

SECTION 4.03

Conditions Precedent to Conversions

32

ARTICLE V Affirmative Covenants

32

SECTION 5.01

Financial Statements; Ratings Change and Other Information

32

SECTION 5.02

Notices of Material Events

34

SECTION 5.03

Existence; Conduct of Business

35

SECTION 5.04

Payment of Obligations

35

SECTION 5.05

Maintenance of Properties; Insurance

35

SECTION 5.06

Books and Records; Inspection Rights

35

SECTION 5.07

Compliance with Laws

35

SECTION 5.08

Use of Proceeds

36

ARTICLE VI Negative Covenants

36

SECTION 6.01

Financial Covenants

36

SECTION 6.02

Liens

36

SECTION 6.03

Fundamental Changes

37

SECTION 6.04

Transactions with Affiliates

37

SECTION 6.05

Capital Lease Obligations

38

ARTICLE VII Events of Default

38

ARTICLE VIII The Administrative Agent

40

ARTICLE IX Miscellaneous

41

SECTION 9.01

Notices

41

SECTION 9.02

Waivers; Amendments

42

SECTION 9.03

Expenses; Indemnity; Damage Waiver

43

SECTION 9.04

Successors and Assigns

44

SECTION 9.05

Survival

46

SECTION 9.06

Counterparts; Integration; Effectiveness

47

SECTION 9.07

Severability

47

SECTION 9.08

Right of Setoff

47

SECTION 9.09

Governing Law; Jurisdiction; Consent to Service of Process

48

SECTION 9.10

WAIVER OF JURY TRIAL

48

SECTION 9.11

Headings

48

SECTION 9.12

Confidentiality

48

SECTION 9.13

Interest Rate Limitation

49

SECTION 9.14

Existing Credit Facility

49

SECTION 9.15

Electronic Communications

50

SCHEDULES:

Schedule 1.01-A -- Pricing Schedule

Schedule 1.01-B – Existing Letters of Credit

Schedule 2.01 -- Commitments

EXHIBITS:

Exhibit A -- Form of Assignment and Assumption

Exhibit B-1 -- Form of Opinion of Borrower's Kansas Counsel

Exhibit B-2 – Form of Opinion of Borrower's New York Counsel

CREDIT AGREEMENT dated as of August 5, 2005, among KINDER MORGAN, INC., a Kansas corporation, the LENDERS party hereto, CITIBANK, N.A., as Administrative Agent and Swingline Lender, WACHOVIA BANK, NATIONAL ASSOCIATION and JPMORGAN CHASE BANK, N.A., as Co-Syndication Agents, and THE BANK OF TOKYO-MITSUBISHI, LTD. and SUNTRUST BANK, as Co-Documentation Agents.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01

Defined Terms

.  As used in this Agreement, the following terms have the meanings specified below:

"ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

"Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

"Administrative Agent" means Citibank, N.A., in its capacity as administrative agent for the Lenders hereunder.

"Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

"Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

"Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Facility Fees or the Utilization Fees payable hereunder, as the case may be, the applicable rate per annum (expressed in bps) set forth in the Pricing Schedule under the caption "ABR Spread", "Eurodollar Spread", "Facility Fee Rate" or "Utilization Fee Rate", as the case may be.

"Approved Fund" has the meaning assigned to such term in Section 9.04.

"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

"Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

"Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

"Board" means the Board of Governors of the Federal Reserve System of the United States of America.

"Borrower" means Kinder Morgan, Inc., a Kansas corporation.

"Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

"Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

"Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

"Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

"Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; or (b) during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower.

"Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

"Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) increased pursuant to Section 2.01 or reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender's Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable, as such obligation may be reduced or increased pursuant to this Agreement.  The initial aggregate amount of the Lenders' Commitments is US $800,000,000.

"Consolidated Assets" means the total amount of assets appearing on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP as of the date of the most recent regularly prepared consolidated financial statements prior to the taking of any action for the purposes of which the determination is being made.

"Consolidated Indebtedness" of any Person means at any date the sum (without duplication) of (i) the Indebtedness of such Person and its Consolidated Subsidiaries, determined on a consolidated basis as of such date plus (ii) the excess (if any) of the Trust Preferred Securities of such Person over 10% of the Consolidated Total Capitalization of such Person at such date.

"Consolidated Net Income" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries before extraordinary items, determined on a consolidated basis for such period.

"Consolidated Net Tangible Assets" means, at the date of any determination thereof, the total amount of assets of the Borrower and its Subsidiaries after deducting therefrom: (a) all current liabilities, excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and (ii) current maturities of long-term debt and preferred stock; (b) all reserves for depreciation and other asset valuation reserves but excluding reserves for deferred federal income taxes arising from accelerated depreciation or otherwise; (c) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets carried as an asset; and (d) all appropriate adjustments on account of minority interests of other Persons holding common stock in any Subsidiary; all as set forth, or on a pro forma basis would be set forth, on a consolidated balance sheet of the Borrower and its Subsidiaries for their most recently completed fiscal quarter, prepared in accordance with GAAP.

"Consolidated Net Worth" of any Person means at any date of determination, the sum (without duplication) of (i) the amount of consolidated stockholders' equity of such Person and its Consolidated Subsidiaries as of such date, determined in accordance with GAAP (provided, that there shall be excluded, without duplication, from such determination (to the extent otherwise included therein) the amount of accumulated other comprehensive loss or gain as of such date), plus (ii) the amount of the Trust Preferred Securities of such Person (provided, that the amount of the Trust Preferred Securities added pursuant to this clause (ii) shall not exceed 10% of Consolidated Total Capitalization of such Person at such date).

"Consolidated Subsidiary" of any Person means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date; provided, however, that for purposes of this Agreement, "Consolidated Subsidiary" shall not include KMP.

"Consolidated Total Capitalization" of any Person means at any date the sum of Consolidated Indebtedness of such Person and Consolidated Net Worth of such Person, each determined as of such date.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controlling" and "Controlled" have meanings correlative thereto.

"Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

"dollars" or "$" refers to lawful money of the United States of America.

"Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

"Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

"Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

"Event of Default" has the meaning assigned to such term in Article VII.

"Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

"Existing Credit Facility" means the credit facility governed by that certain $800,000,000 Five-Year Credit Agreement, dated August 18, 2004, by and among Kinder Morgan, Inc., the lenders party thereto and Citibank, N.A., as administrative agent, as amended.

"Existing Letters of Credit" means the letters of credit issued under the Existing Credit Facility listed on Schedule 1.01-B.

"Facility Fee" has the meaning assigned to such term in Section 2.12(a).

"Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

"Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

"Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

"GAAP" means generally accepted accounting principles in the United States of America.

"Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

"Hazardous Materials"  means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

"Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

"Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services or any other similar obligation upon which interest changes are customarily paid (excluding trade accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others (provided that in the event that any Indebtedness of the Borrower or any Subsidiary shall be the subject of a Guarantee by one or more Subsidiaries or by the Borrower, as the case may be, the aggregate amount of the outstanding Indebtedness of the Borrower and the Subsidiaries in respect thereof shall be determined by reference to the primary Indebtedness so guaranteed, and without duplication by reason of the existence of any such Guarantee), (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances.  The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

"Indemnified Taxes" means Taxes other than Excluded Taxes.

"Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

"Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

"Interest Payment Date" means, (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

"Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

"Issuing Bank" means Citibank, N.A. and each other Lender that is designated to the Administrative Agent in writing by the Borrower and that agrees to issue one or more Letters of Credit, in each case in its capacity as the issuer of one or more Letters of Credit hereunder; provided that the Letters of Credit issued by Citibank, N.A. shall at no time exceed $200,000,000 in the aggregate.  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

"KMP" means Kinder Morgan Energy Partners, L.P., a Delaware limited partnership, and its Subsidiaries and Controlled Affiliates.

"LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

"LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

"Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

"Letter of Credit" means any Existing Letter of Credit or any letter of credit issued pursuant to this Agreement.

"LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

"Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

"Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

"Material Adverse Effect" means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, or financial condition of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under any material provision of this Agreement.

"Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $100,000,000.  For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

"Material Subsidiary" means any Consolidated Subsidiary the consolidated assets of which constitute 10% or more of Consolidated Assets.

"Maturity Date" means August 18, 2010.

"Moody's" means Moody's Investors Service, Inc.

"Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

"Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

"Participant" has the meaning set forth in Section 9.04.

"Patriot Act" means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

"PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

"Permitted Encumbrances" means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g) any interest or title of a lessor in property subject to any Capital Lease Obligation or operating lease which, in each case, is permitted under this Agreement; and

(h) Liens in favor of collecting or payor banks resulting from a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any Subsidiary on deposit with or in possession of such bank;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness, except as provided in clause (g) above.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"Plan"  means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any member of the ERISA Group is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Pricing Schedule" means the schedule attached hereto as Schedule 1.01 and identified as such.

"Prime Rate" means the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York City; each change in the

Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

"Register" has the meaning set forth in Section 9.04.

"Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

"Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing greater than 50% of the sum of the total Revolving Credit Exposures and unused Commitments hereunder.

"Responsible Officer"  means the Chairman, Vice Chairman, President, any Vice President, Chief Executive Officer, Chief Financial Officer, Controller or Treasurer of the Borrower.

"Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

"Revolving Loan" means a Loan made pursuant to Section 2.03.

"S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

"Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

"subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

"Subsidiary" means any subsidiary of the Borrower.

"Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total  Swingline Exposure at such time.

"Swingline Lender" means Citibank, N.A., in its capacity as lender of Swingline Loans hereunder.

"Swingline Loan" means a Loan made pursuant to Section 2.05.

"Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

"Transactions" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the Existing Letters of Credit and the issuance of Letters of Credit hereunder.

"Trust Preferred Securities" means, with respect to the Borrower, mandatorily redeemable capital trust securities of trusts which are Subsidiaries and the subordinated debentures of the Borrower in which the proceeds of the issuance of such capital trust securities are invested, including, without limitation, $284,000,000 of such securities outstanding at the Effective Date.

"Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

"Utilization Fee" has the meaning assigned to such term in Section 2.12(b).

SECTION 1.02

Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan").  Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

SECTION 1.03

Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".  The word "will" shall be construed to have the same meaning and effect as the word "shall".  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04

Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until  such notice shall have been withdrawn or such provision  amended in accordance herewith.

ARTICLE II

The Credits

SECTION 2.01

Commitments  (a).  (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (ii) the sum of the total Revolving Credit Exposures exceeding the total Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b)

The Borrower shall have the right, without the consent of the Lenders but with the prior approval of the Administrative Agent, not to be unreasonably withheld, to cause from time to time an increase in the total Commitments of the Lenders by adding to this Agreement one or more additional Lenders or by allowing one or more Lenders to increase their respective Commitments; provided, however, (i) no Default or Event of Default shall have occurred hereunder which is continuing, (ii) no such increase shall cause the aggregate Commitments hereunder to exceed $1,000,000,000, and (iii) no Lender's Commitment shall be increased without such Lender's consent.

SECTION 2.02

Loans and Borrowings.  i)  Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

(b)

Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Swingline Loan shall be an ABR Loan.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)

At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $3,000,000.  At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments.  Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Eurodollar Borrowings outstanding.

(d)

Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Revolving Loan if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03

Requests for Revolving Borrowings.   To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)

the aggregate amount of the requested Borrowing;

(ii)

the date of such Borrowing, which shall be a Business Day;

(iii)

whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)

in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

(v)

the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.  Promptly following receipt of a  Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

SECTION 2.04

Reserved

.

SECTION 2.05

Swingline Loans.  ii)  Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (ii) the sum of the total Revolving Credit Exposures exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)

To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower.  The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)

The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each  Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans.  Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans.  Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.06

Letters of Credit.  iii)  General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit from an Issuing Bank for its own account, in a form reasonably acceptable to the Administrative Agent and such Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)

Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the designated Issuing Bank) to the designated Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank that has been requested to issue such Letter of Credit, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the sum of the total Revolving Credit Exposures shall not exceed the total Commitments.  Upon the issuance, amendment, renewal or extension of each Letter of Credit, the Issuing Bank that has issued such Letter of Credit will notify the Administrative Agent, who, in turn, will notify the Lenders, of the amount and type of such Letter of Credit that is issued, amended, renewed or extended pursuant to this Agreement.

(c)

Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

(d)

Participations.  On the Effective Date with respect to Existing Letters of Credit and by the issuance of each other Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Banks or the Lenders, the Issuing Bank that has issued each such Letter of Credit hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)

Reimbursement.  If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $5,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank that made the relevant LC Disbursement or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)

Obligations Absolute.  The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank that issued such Letter of Credit may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)

Disbursement Procedures.  Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it.  Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)

Interim Interest.  If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank that made such LC Disbursement, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)

Reserved.

(j)

Cash Collateralization.  If (i) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or (ii) a Change in Control shall occur, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure  representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(k)

Existing Letters of Credit.  The parties hereto acknowledge that on and after the Effective Date the Existing Letters of Credit shall be Letters of Credit issued by each Issuing Bank indicated as such on Schedule 1.01-B for the account of the Borrower pursuant to this Agreement.

SECTION 2.07

Funding of Borrowings.  iv) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank that has made such LC Disbursement.

(b)

Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or prior to 12:00 noon, New York City time, on such date in the case of an ABR Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

SECTION 2.08

Interest Elections.  v)  Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)

To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)

Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)

the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)

the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)

whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)

if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

(d)

Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(e)

If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09

Termination and Reduction of Commitments.  vi)  Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)

The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures would exceed the total Commitments.

(c)

The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(d)

The Commitments shall automatically terminate on the date a Change in Control occurs.

SECTION 2.10

Repayment of Loans; Evidence of Debt.  vii) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the date that is seven days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

(b)

On the date that a Change in Control occurs, the Borrower shall repay the outstanding principal amount of the Loans and all other amounts outstanding hereunder and shall comply with the provisions of Section 2.06(j).

(c)

Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)

The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

(e)

The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(f)

Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11

Prepayment of Loans.  viii)  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section.

(b)

If at any time the aggregate outstanding principal amount of the Revolving Credit Exposures exceeds the sum of the total Commitments, the Borrower shall prepay the Revolving Loans in an amount equal to such excess.  Each prepayment of Loans pursuant to this Section 2.11 shall be accompanied by payment of accrued interest on the amount prepaid to the date of prepayment and, in the case of prepayments of Eurodollar Loans, any amounts payable pursuant to Section 2.16.

(c)

The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09.  Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.   Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12

Fees.  ix)  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (the “Facility Fee”), which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender, whether used or unused, during the period from and including the Effective Date to but excluding the Maturity Date (provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure).  Accrued Facility Fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing September 30, 2005 and on the date the Loans are paid in full.  All Facility Fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)

The Borrower agrees to pay to the Administrative Agent for the account of each Lender at all times when the aggregate outstanding principal amount of the Loans plus the LC Exposure and the Swingline Exposure is greater than 50% of the Commitments a utilization fee (the “Utilization Fee”) computed at the Applicable Rate on the daily amount of the Revolving Credit Exposure of such Lender.  Accrued Utilization Fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing September 30, 2005, and on the date the Loans are paid in full.  All Utilization Fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)

The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at a rate per annum equal to 0.100% times the daily maximum amount available to be drawn under each Letter of Credit issued, renewed or extended by such Issuing Bank during the Availability Period, but not to exceed in any event 0.100% of the original face amount of each Letter of Credit so issued, renewed or extended.  The Borrower also agrees to pay each Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by it or the processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on or before the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 Business Days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d)

The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(e)

All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it) for distribution, in the case of Facility Fees, Utilization Fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13

Interest.  x)  The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)

The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)

Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the  rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)

Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)

All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14

Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)

the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)

the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

SECTION 2.15

Increased Costs.  xi)  If any Change in Law shall:

(i)

impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

(ii)

impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participation in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)

If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

(c)

A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)

Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16

Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(c) and is revoked in accordance therewith), or (d)  the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for dollar deposits from other banks in the Eurodollar market at the commencement of such period.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 2.17

Taxes.  xii) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)

In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)

The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)

As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)

Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

(f)

If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

SECTION 2.18

Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  xiii)  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)

If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)

If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered,  such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)

Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)

If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19

Mitigation Obligations; Replacement of Lenders.  xiv)  If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

(b)

If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such  assignment and delegation cease to apply.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01

Organization; Powers.  Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02

Authorization; Enforceability.  The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03

Governmental Approvals; No Conflicts.  The Transactions xv) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and such matters relating to performance as would ordinarily be done in the ordinary course of business after the Effective Date, xvi) will not violate any applicable law or regulation or any order of any Governmental Authority, (c) will not violate the charter, by-laws or other organizational documents of the Borrower, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except for breaches, violations and defaults under clauses (b) and (d) that neither individually nor in the aggregate could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04

Financial Condition; No Material Adverse Change.  xvii)  The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries and the related consolidated statements of income, common stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2004, reported on by Pricewaterhouse Coopers LLP, independent public accountants and set forth in the Borrower's 2004 Form 10-K, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2005, set forth in the Borrower's latest Form 10-Q, present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)

As of the Effective Date, since December 31, 2004, there has been no material adverse change in the business, assets, liabilities (actual or contingent), operations, or financial condition of the Borrower and the Subsidiaries taken as a whole.

SECTION 3.05

Properties(a).  Each of the Borrower and the Subsidiaries has good title to, or valid leasehold or other interests in, all its real and personal property material to its business, except for Liens permitted pursuant to Section 6.02.

SECTION 3.06

Litigation and Environmental Matters.  xviii) Except as disclosed in the most recent Annual Report on Form 10-K of the Borrower or KMP delivered by the Borrower to the Lenders, there is no action, suit or proceeding by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or (ii) that involves this Agreement or the Transactions.

(b)

In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and the Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for clean-up or closure of properties currently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted threat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Materials, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to result in a Material Adverse Effect.

SECTION 3.07

Compliance with Laws and Agreements.  Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate for the Borrower and its Subsidiaries, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08

Investment and Holding Company Status.  Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 3.09

Taxes.  The Borrower and the Subsidiaries have caused to be filed all federal income tax returns and other material tax returns, statements and reports (or obtained extensions with respect thereto) which are required to be filed and have paid or deposited or made adequate provision in accordance with GAAP for the payment of all taxes (including estimated taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns, except for taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and where the failure to pay such taxes (individually or in the aggregate for the Borrower and the Subsidiaries) would not have a Material Adverse Effect.

SECTION 3.10

ERISA.  Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan.  No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the  Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, which waiver, failure or liability could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11

Disclosure.  All information heretofore furnished by the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the syndication or negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 3.12

Foreign Assets Control Regulations, etc.

(a)

Neither any Letter of Credit nor any part of the proceeds of the Loans will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)

Neither the Borrower nor any Subsidiary (i) is, or will become, a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such Person.  The Borrower and the Subsidiaries are in compliance, in all material respects, with the Patriot Act.

(c)

Neither any Letter of Credit nor any part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Borrower or one of the Subsidiaries.

ARTICLE IV

Conditions

SECTION 4.01

Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)

The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)

The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Polsinelli Shalton Welte Suelthaus PC, Kansas counsel for the Borrower, and Bracewell & Giuliani LLP, counsel for the Borrower, substantially in the forms of Exhibit B-1 and B-2, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request.  The Borrower hereby requests such counsels to deliver such opinions.

(c)

The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d)

The Administrative Agent shall be reasonably satisfied that that all required consents and approvals of any Governmental Authority and any other Person in connection with the transactions contemplated by this Section 4.01 shall have been obtained and remain in effect (except where the failure to obtain such approvals would not have a Material Adverse Effect).

(e)

The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(f)

The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(g)

The Administrative Agent shall have received a written irrevocable notice from the Borrower terminating the Existing Credit Facility (including all commitments thereunder) and directing the Administrative Agent to prepay by wire transfer, in immediately available funds, in full any loans and other amounts then outstanding thereunder, together with accrued interest thereon and any unpaid fees then accrued.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on August 31, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02

Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit (including any Loan made or Letter of Credit issued (including for the purpose of the Existing Letters of Credit) on the initial date of Borrowing), is subject to the satisfaction of the following conditions:

(a)

The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit (in either case, unless any representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be correct as of such earlier date), as applicable.

(b)

At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.03

Conditions Precedent to Conversions. Notwithstanding the foregoing, the obligation of the Lenders to convert or continue any existing Borrowing into or as a Eurodollar Borrowing is subject to the condition precedent that on the date of such conversion or continuation no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion.  The acceptance of the benefits of each such conversion or continuation shall constitute a representation and warranty by the Borrower to each of the Lenders that no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01

Financial Statements; Ratings Change and Other Information.  The Borrower will furnish to the Administrative Agent and each Lender:

(a)

before the earlier of (i) 100 days after the end of each fiscal year of the Borrower and (ii) 10 days after filing with the Securities and Exchange Commission is required, its audited consolidated balance sheet and related statements of operations, common stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by, and accompanied by an opinion (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) of, Pricewaterhouse Coopers L.L.P. or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries, and to the extent consolidated in accordance with GAAP, KMP, on a consolidated basis in accordance with GAAP consistently applied; provided, however, that (x) if the Borrower has timely made its Annual Report on Form 10-K available on "EDGAR" and/or on its home page on the worldwide web (at the date of this Agreement located at http://www.kindermorgan.com) and complied with the last grammatical paragraph of this Section 5.01 in respect thereof, and (y) if said Annual Report contains such consolidated balance sheet and related statements of operations, common stockholders' equity and cash flows, and the report thereon of such independent public accountants (without qualification or exception, and to the effect, as specified above), then the Borrower shall be deemed to have satisfied the requirements of this clause (a);

(b)

before the earlier of (i) 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and (ii) five days after filing with the Securities and Exchange Commission is required, its consolidated balance sheet and related statements of operations, common stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries, and to the extent consolidated in accordance with GAAP, KMP, on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided, however, that (x) if the Borrower has timely made its Quarterly Report on Form 10-Q available on "EDGAR" and/or on its home page on the worldwide web (at the date of this Agreement located at http://www.kindermorgan.com) and complied with the last grammatical paragraph of this Section 5.01 in respect thereof, and (y) if said Quarterly Report contains such consolidated balance sheet and related statements of operations, common stockholders' equity and cash flows, and such certifications, then the Borrower shall be deemed to have satisfied the requirements of this clause (b);

(c)

concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.01, and (iii) stating whether any change in GAAP or in the application thereof that has an effect on the financial statements of the Borrower or on the calculation of the financial covenants pursuant to Section 6.01 has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate or on such financial covenant calculations;

(d)

concurrently with any delivery of financial statements under clause (a) above, a certificate (which certificate may be limited to the extent required by accounting rules or guidelines) of the accounting firm that reported on such financial statements stating (i) whether they obtained knowledge during the course of their examination of such financial statements of any Default ; provided, however, that such accountants shall not be liable to anyone by reason of their failure to obtain knowledge of any Default which would not be disclosed in the course of an audit conducted in accordance with GAAP, and (ii) confirming the calculations set forth in the certificate delivered simultaneously therewith pursuant to clause (c) above;

(e)

without duplication of any other requirement of this Section 5.01, promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; provided, however, that if the Borrower has timely made such reports, proxy statements and other materials available on "EDGAR" and/or on its home page on the worldwide web (at the date of this Agreement located at http://www.kindermorgan.com) and complied with the last grammatical paragraph of this Section 5.01 in respect thereof, then the Borrower shall be deemed to have satisfied the requirements of this clause (e);

(f)

promptly after Moody's or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change;

(g)

within five Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the Financial Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and

(h)

promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to Section 5.01(a), 5.01(b), or 5.01(e) above shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent that such information has been posted on "EDGAR" or the Borrower's website or another website identified in such notice and accessible by the Administrative Agent and the Lenders without charge (and the Borrower hereby agrees to provide such notice); provided that such notice may be included in a certificate delivered pursuant to Section 5.01(c).

SECTION 5.02

Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)

if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) (other than such event as to which the 30-day notice requirement is waived) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security in an amount that could reasonably be expected to have a Material Adverse Effect, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

(b)

any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03

Existence; Conduct of Business.  The Borrower will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04

Payment of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, before the same shall become delinquent or in default, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05

Maintenance of Properties; Insurance.  The Borrower will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06

Books and Records; Inspection Rights.  The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records (subject to compliance with confidentiality agreements and applicable copyright law), and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 5.07

Compliance with Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08

 Use of Proceeds.  The proceeds of the Loans will be used only for (a) payment in full of all amounts owing under the Existing Credit Facility, (b) working capital, and (c) general lawful corporate purposes, including but not limited to providing liquidity for commercial paper backup.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.  Letters of Credit will be issued only (a) to support obligations in connection with the working capital and business needs of the Borrower, and (b) in respect of the purchase of goods or services in the ordinary course of business.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01

Financial Covenants.

(a)

Indebtedness.

(i)

Consolidated Indebtedness of the Borrower.  The Consolidated Indebtedness of the Borrower shall at no time exceed 65.0% of the Consolidated Total Capitalization of the Borrower.

(ii)

Total Consolidated Indebtedness of Consolidated Subsidiaries.  The aggregate Indebtedness of all Consolidated Subsidiaries of the Borrower (excluding Indebtedness of a Consolidated Subsidiary of the Borrower to the Borrower or to another Consolidated Subsidiary of the Borrower) shall at no time exceed 10% of the Consolidated Indebtedness of the Borrower.

(iii)

Consolidated Indebtedness of Material Subsidiaries.  The Consolidated Indebtedness of each Material Subsidiary shall at no time exceed 65.0% of the Consolidated Total Capitalization of such Material Subsidiary.

(b)

Borrower Adjustments.  Notwithstanding anything herein to the contrary, for purposes of determining compliance with the financial covenants set forth in Section 6.01(a), all Guarantees by the Borrower of Indebtedness of KMP shall be excluded from Consolidated Indebtedness.

SECTION 6.02

Liens.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)

Permitted Encumbrances;

(b)

any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

(c)

Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness in an aggregate principal or face amount at any date not to exceed 10% of Consolidated Net Tangible Assets.

SECTION 6.03

Fundamental Changes.  xix) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) if the Borrower is involved in any such transaction, (x) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, or (y) if the Borrower is not the surviving entity, (A) the Person formed by or surviving such transaction or the recipient of any such sale, transfer, lease or other disposition of assets, assumes all Obligations, (B) the Person formed by or surviving such transaction or the recipient of any such sale, transfer lease or other disposition, is organized under the laws of the United States or any state thereof, and (C) the Borrower has delivered to the Administrative Agent an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease or other disposition complies with the provisions hereof, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and such liquidation or dissolution is not materially disadvantageous to the Lenders.

(b)

The Borrower will not, and will not permit any of its Material Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 6.04

Transactions with Affiliates.  The Borrower will not, and will not permit any of the Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and (b) transactions between or among the Borrower and the wholly-owned Subsidiaries not involving any other Affiliate.

SECTION 6.05

Capital Lease Obligations

.  The Borrower will not, and will not permit any of the Subsidiaries to, incur any Capital Lease Obligations if, after giving effect to the incurrence of such Capital Lease Obligations, the aggregate principal amount of all outstanding Capital Lease Obligations of the Borrower and the Subsidiaries would exceed $500,000,000.

ARTICLE VII

Events of Default

If any of the following events ("Events of Default") shall occur:

(a)

the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)

the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)

any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)

the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(g), 5.03 (with respect to the Borrower's existence) or 5.08 or in Article VI;

(e)

the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (ii) a Responsible Officer of the Borrower becomes aware of such failure;

(f)

the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable or within any applicable grace period (not to exceed 30 days);

(g)

any event or condition occurs that results in the acceleration of the maturity of any Material Indebtedness or requires the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity of any Material Indebtedness; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness so long as such Indebtedness is paid in full when due;

(h)

an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)

the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)

the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its material debts as they become due;

(k)

one or more judgments for the payment of money in an aggregate amount in excess of $75,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment; or

(l)

any member of the ERISA Group shall fail to pay when due an amount which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation; and in each of the foregoing instances such condition could reasonably be expected to result in a Material Adverse Effect;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become  due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under Section 9.03(a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

ARTICLE IX

Miscellaneous

SECTION 9.01

Notices.  xx) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)

if to the Borrower, to it at One Allen Center, 500 Dallas, Suite 1000, Houston, Texas 77002, Attention of Park Shaper (Telecopy No. (713) 495-2782);

(ii)

if to the Administrative Agent, to it at 2 Penns Way, Suite 200, New Castle, Delaware 19720, Attention of Janet Wallace (Telecopy No. (212) 994-0961), with a copy to 1200 Smith Street, Suite 2000, Houston, Texas 77002, Attention of Joronne Jeter (Telecopy No. (713) 654-2849);

(iii)

if to the Swingline Lender, to it at 2 Penns Way, Suite 200, New Castle, Delaware 19720, Attention of Janet Wallace (Telecopy No. (212) 994-0961), with a copy to 1200 Smith Street, Suite 2000, Houston, Texas 77002, Attention of Joronne Jeter (Telecopy No. (713) 654-2849); and

(iv)

if to any other Lender or to any Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to Section 9.15.

(c)

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02

Waivers; Amendments.  xxi)  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)

Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase  the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the  written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be.

SECTION 9.03

Expenses; Indemnity; Damage Waiver.  xxii)  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof, (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during  any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)

The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)

To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such.

(d)

To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)

All amounts due under this Section shall be payable not later than thirty days after written demand therefor.

SECTION 9.04

Successors and Assigns.  xxiii)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

(i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)

      the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

(B)

     the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment or to an Affiliate of such assigning Lender.

(ii)

Assignments shall be subject to the following additional conditions:

(A)

     except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing;

(B)

     each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

(C)

    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)

    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section 9.04(b), the term "Approved Fund" has the following meaning:

"Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)

Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)

The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)

Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)

(1)  Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii)

A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

(d)

Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05

Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and the issuance of Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06

Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07

Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08

Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09

Governing Law; Jurisdiction; Consent to Service of Process.  xxiv)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)

The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)

The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)

Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10

WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11

Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12

Confidentiality.  Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii)  any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower.  For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13

Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14

Existing Credit Facility.  The undersigned agree and acknowledge that, except for provisions that expressly provide for their survival of termination, the Existing Credit Facility shall be terminated on the Effective Date and all Commitments thereunder (as defined in the Existing Credit Facility) and risk participations in Letters of Credit (as defined in the Existing Credit Facility) shall be terminated on the Effective Date, and the undersigned waive any right to receive any notice of such termination.  Notice of termination given to any other Bank (as defined in the Existing Credit Facility) on the Effective Date shall constitute effective termination of the Existing Credit Facility with respect to such Bank.  Each Lender that was a party to the Existing Credit Facility agrees to return to the Borrower, with reasonable promptness, all Notes (as defined in the Existing Credit Facility) delivered by the Borrower to such Lender under the Existing Credit Facility.

SECTION 9.15

Electronic Communications.

(a)

Borrower hereby agrees that, unless otherwise requested by the Administrative Agent, it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any default or event of default under this Agreement, (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder or (v) initiates or responds to legal process (all such non-excluded information being referred to herein collectively as the “Communications”) by transmitting the Communications in an electronic/soft medium (provided such Communications contain any required signatures) in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com (or such other e-mail address designated by the Administrative Agent from time to time).

(b)

Each party hereto agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) (the “Platform”).  Nothing in this Section 9.15 shall prejudice the right of the Administrative Agent to make the Communications available to the Lenders in any other manner specified in this Agreement.

(c)

Borrower hereby acknowledges that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that (i) Communications that are to be made available on the Platform to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Communications “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Communications as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws, (iii) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor,” and (iv) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

(d)

Each Lender agrees that e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in the next paragraph) specifying that Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Lender for purposes of this Agreement.  Each Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time to ensure that the Administrative Agent has on record an effective e-mail address for such Lender to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

(e)

Each party hereto agrees that any electronic communication referred to in this Section 9.15 shall be deemed delivered upon the posting of a record of such communication (properly addressed to such party at the e-mail address provided to the Administrative Agent) as “sent” in the e-mail system of the sending party or, in the case of any such communication to the Administrative Agent, upon the posting of a record of such communication as “received” in the e-mail system of the Administrative Agent; provided that if such communication is not so received by the Administrative Agent during the normal business hours of the Administrative Agent, such communication shall be deemed delivered at the opening of business on the next Business Day for the Administrative Agent.

(f)

Each party hereto acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and there are confidentiality and other risks associated with such distribution, (ii) the Communications and the Platform are provided “as is” and “as available,” (iii) none of the Administrative Agent, its affiliates nor any of their respective officers, directors, employees, agents, advisors or representatives (collectively, the “Citigroup Parties”) warrants the adequacy of the Platform or the accuracy or completeness of any Communications, and each Citigroup Party expressly disclaims liability for errors or omissions in any Communications or the Platform, and (iv) no warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Citigroup Party in connection with any Communications or the Platform.

SECTION 9.16

Patriot Act.  Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

KINDER MORGAN, INC.
By:	/s/ Joseph Listengart
Joseph Listengart
Vice President, General Counsel and Secretary

 [KMI FIVE-YEAR CREDIT AGREEMENT - 1]

CITIBANK, N.A., individually and as Administrative Agent and Swingline Lender
By:	/s/ Shirley E. Burrow
Name:	Shirley E. Burrow
Title:	Attorney-in-Fact

 [KMI FIVE-YEAR CREDIT AGREEMENT - 2]

WACHOVIA BANK, NATIONAL ASSOCIATION, individually and as Co-Syndication Agent
By:	/s/ Dan Wolff
Name:	Dan Wolff
Title:	Vice President

 [KMI FIVE-YEAR CREDIT AGREEMENT - 3]

JPMORGAN CHASE BANK, N.A., individually and as Co-Syndication Agent
By:	/s/ Kenneth J. Fatur
Name:	Kenneth J. Fatur
Title:	Vice President

 [KMI FIVE-YEAR CREDIT AGREEMENT - 4]

THE BANK OF TOKYO-MITSUBISHI, LTD., HOUSTON AGENCY, individually and as Co-Documentation Agent
By:	/s/ Kelton Glasscock
Name:	Kelton Glasscock
Title:	Vice President & Manager

 [KMI FIVE-YEAR CREDIT AGREEMENT - 5]

SUNTRUST BANK, individually and as Co-Documentation Agent
By:	/s/ David Edge
Name:	David Edge
Title:	Managing Director

 [KMI FIVE-YEAR CREDIT AGREEMENT - 6]

BARCLAYS BANK PLC
By:	/s/ Nicholas Bell
Name:	Nicholas Bell
Title:	Director

 [KMI FIVE-YEAR CREDIT AGREEMENT - 7]

THE ROYAL BANK OF SCOTLAND plc
By:	/s/ Matthew Main
Name:	Matthew Main
Title:	Senior Vice President

 [KMI FIVE-YEAR CREDIT AGREEMENT - 8]

HARRIS NESBITT FINANCING, INC.
By:	/s/ Cahal B. Carmody
Name:	Cahal B. Carmody
Title:	Vice President

 [KMI FIVE-YEAR CREDIT AGREEMENT - 9]

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES
By:	/s/ Andrew Kjoller
Name:	Andrew Kjoller
Title:	Vice President

By:	/s/ Barbara F. Stacks
Name:	Barbara F. Stacks
Title:	Assistant Vice President

 [KMI FIVE-YEAR CREDIT AGREEMENT - 10]

LEHMAN BROTHERS BANK, FSB
By:	/s/ Janine M. Shugan
Name:	Janine M. Shugan
Title:	Authorized Signatory

 [KMI FIVE-YEAR CREDIT AGREEMENT - 11]

CALYON, NEW YORK BRANCH
By:	/s/ Philippe Soustra
Name:	Philippe Soustra
Title:	Executive Vice President

By:	/s/ Jacques Busquet
Name:	Jacques Busquet
Title:	Executive Vice President

 [KMI FIVE-YEAR CREDIT AGREEMENT - 12]

DEUTSCHE BANK AG NEW YORK BRANCH
By:	/s/ Rainer Meier
Name:	Rainer Meier
Title:	Assistant Vice President

By:	/s/ Marcus Tarkington
Name:	Marcus Tarkington
Title:	Director

 [KMI FIVE-YEAR CREDIT AGREEMENT - 13]

UBS LOAN FINANCE LLC

By:

/s/ Irja R. Otsa

Name:

Irja R. Otsa

Title:

Associate Director

Banking Products

Services, US

By:

/s/ Richard L. Tavrow

Name:

Richard L. Tavrow

Title:

Director

Banking Products

Services, US

 [KMI FIVE-YEAR CREDIT AGREEMENT - 14]

MERRILL LYNCH BANK USA

By:

/s/ Louis Alder

Name:

Louis Alder

Title:

Director

 [KMI FIVE-YEAR CREDIT AGREEMENT - 15]

BANK OF AMERICA, N.A.

By:

/s/ Gregory B. Hanson

Name:

Gregory B. Hanson

Title:

Vice President

 [KMI FIVE-YEAR CREDIT AGREEMENT - 16]

WILLIAM STREET COMMITMENT CORPORATION (Recourse only to assets of William Street Commitment Corporation)
By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Assistant Vice President

 [KMI FIVE-YEAR CREDIT AGREEMENT - 17]

SUMITOMO MITSUI BANKING CORPORATION
By:	/s/ William M. Ginn
Name:	William M. Ginn
Title:	General Manager

 [KMI FIVE-YEAR CREDIT AGREEMENT - 18]

CREDIT SUISSE

Cayman Islands Branch

By:

/s/ Vanessa Gomez

Name:

Vanessa Gomez

Title:

Vice President

By:

/s/ Denise Alvarez

Name:

Denise Alvarez

Title:

Associate

 [KMI FIVE-YEAR CREDIT AGREEMENT - 19]

WELLS FARGO BANK TEXAS, N.A.

By:

/s/ Marc Cuenod

Name:

Marc Cuenod

Title:

Vice President

 [KMI FIVE-YEAR CREDIT AGREEMENT - 20]

SCHEDULE 1.01-A

PRICING SCHEDULE

The "ABR Spread", "Eurodollar Spread", "Facility Fee Rate" or "Utilization Fee Rate", as the case may be, for any fiscal quarter are the applicable rates per annum (expressed in bps) set forth below in the applicable row and column corresponding to the ratings that exist on the last day of the immediately preceding fiscal quarter:

Index Debt Ratings:	ABR Spread	Eurodollar Spread	Facility Fee Rate	All-in Spread (≤ 50% Utilization)	Utilization Fee Rate (> 50% Utilization)	All-in Spread (> 50% Utilization)
Category 1 ≥ A-/A3	0.00 bps	21.0 bps	6.5 bps	27.5 bps	10.0 bps	37.5 bps
Category 2 ≥ BBB+/Baa1	0.00 bps	27.0 bps	8.0 bps	35.0 bps	10.0 bps	45.0 bps
Category 3 ≥ BBB/Baa2	0.00 bps	35.0 bps	10.0 bps	45.0 bps	10.0 bps	55.0 bps
Category 4 ≥ BBB-/Baa3	0.00 bps	50.0 bps	12.5 bps	62.5 bps	10.0 bps	72.5 bps
Category 5 <BBB-/Baa3	0.00 bps	57.5 bps	17.5 bps	75.0 bps	10.0 bps	85.0 bps

For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise.  Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

SCHEDULE 1.01-B

EXISTING LETTERS OF CREDIT

Beneficiary	Purpose	Amount $	Counterparty	Issue Date	Expiration Date	Auto Renew
NYMEX	natural gas hedging	7,500,000	Citibank, N.A.	6/28/2005	1/23/2006	No
NYMEX	natural gas hedging	7,000,000	Citibank, N.A.	6/28/2005	1/23/2006	No
NYMEX	natural gas hedging	17,000,000	Citibank, N.A.	6/28/2005	1/23/2006	No
Total Letters of Credit		31,500,000

SCHEDULE 2.01

COMMITMENTS

Lender	Commitment
Citibank, N.A.	$76,666,666.67
Wachovia Bank, National Association	76,666,666.67
JPMorgan Chase Bank, N.A.	76,666,666.67
The Bank of Tokyo Mitsubishi, Ltd. Houston Agency	60,666,666.67
SunTrust Bank	60,666,666.67
Barclays Bank PLC	60,666,666.67
The Royal Bank of Scotland plc	60,666,666.67
Commerzbank AG New York and Grand Cayman Branches	33,333,333.33
Lehman Brothers Bank, FSB	33,333,333.33
Calyon, New York Branch	33,333,333.33
Deutsche Bank AG New York Branch	33,333,333.33
UBS Loan Finance LLC	33,333,333.33
Merrill Lynch Bank USA	33,333,333.33
Bank of America, N.A.	33,333,333.33
Williams Street Commitment Corporation	30,333,333.33
Sumitomo Mitsui Banking Corporation	30,333,333.33
Credit Suisse First Boston	16,666,666.67
Wells Fargo Bank Texas, N.A.	16,666,666.67
TOTAL:	$ 800,000,000.00

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

Reference is made to the Five-Year Credit Agreement dated as of August 5, 2005 (as amended and in effect on the date hereof, the “Credit Agreement”), among Kinder Morgan, Inc., the Lenders named therein and Citibank, N.A., as Administrative Agent for the Lenders and as Swingline Lender.  Terms defined in the Credit Agreement are used herein with the same meanings.

The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, (a) the interests set forth on the reverse hereof in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date and (b) to the extent permitted to be assigned under applicable law, all claims, suits causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”).  The Assignee hereby acknowledges receipt of a copy of the Credit Agreement.  From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

This Assignment and Assumption is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee.  The Assignee shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment

(“Assignment Date”):

Facility	Principal Amount Assigned	Percentage Assigned of Facility/Commitment (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Commitments of all Lenders thereunder)
Commitment Assigned:	$	%
Loans:

The terms set forth above and on the reverse side hereof are hereby agreed to:

[Name of Assignor]   , as Assignor

By:______________________________

     Name:

                  Title:

[Name of Assignee]   , as Assignee

By: ______________________________

                    Name:

       Title:

The undersigned hereby consent to the within assignment:

Kinder Morgan, Inc.,

Citibank, N.A.,

as Administrative Agent,

By: ______________________

By: __________________________

      Name:

       Name:

      Title:

       Title:

EXHIBIT B-1

FORM OF OPINION OF BORROWER'S KANSAS COUNSEL

August 5, 2005

To the Lenders and Administrative Agent

c/o Citibank, N.A.,

   as Administrative Agent

2 Penns Way, Suite 200

New Castle, DE  19720

Re:

The “Credit Agreement” as hereinafter defined

Ladies and Gentlemen:

We refer to the $800,000,000 Five-Year Credit Agreement, dated as of August 5, 2005 (the “Credit Agreement”) between Kinder Morgan, Inc. (“Borrower”), Citibank, N.A., as Administrative Agent and Swingline Lender (“Administrative Agent”), the Lenders listed in the Credit Agreement, Wachovia Bank, National Association and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, and The Bank of Tokyo-Mitsubishi, Ltd. and SunTrust Bank, as Co-Documentation Agents.  We are special Kansas counsel to Borrower.  Capitalized terms not defined herein have the meanings specified in the Credit Agreement.  This opinion is being rendered to you at the request of Borrower pursuant to Section 4.01(b) of the Credit Agreement.

As special Kansas counsel to Borrower and in such capacity we have only reviewed:  (i) certified copies of the Articles of Incorporation of Borrower and amendments thereto dated August [__], 2005, and a Certificate of Good Standing dated August [__], 2005, both of which have been provided to us by the Secretary of State of Kansas, and the Secretary’s Certificate (including the exhibits thereto) of the Secretary of Borrower dated August [__], 2005, (the “Corporate Records”); (ii) an unexecuted copy of the Credit Agreement dated as of August [__], 2005; and (iii) have conducted such investigation of fact and law as we have deemed necessary or advisable for the purpose of this opinion.  In reviewing such documents, Corporate Records, instruments and certificates, we have assumed the genuineness of all signatures and initials thereon, the genuineness of all notaries contained thereon, conformance of all copies with the original thereof and originals to all copies thereof, and the accuracy of all statements, representations and warranties contained therein.  We have further assumed (i) that all Corporate Records, documents, instruments, and certificates dated prior to the date hereof remain accurate and correct on the date hereof; (ii) that the Credit Agreement we have reviewed has been executed and delivered by all parties thereto; and (iii) that the parties hereto, other than Borrower, are duly authorized to execute and deliver the Credit Agreement, have due corporate and other existence to do so, and the full power and legal right under all applicable laws and regulations to execute, deliver and perform all of such parties’ obligations under such documents.  In addition, we do not express an opinion with respect to any federal or state securities laws, or any statutes, administrative decisions, and rules and regulations of any county, municipal or special political subdivisions.  As to questions of fact material to this opinion letter, we have, without independent investigation and with your permission, relied upon and assumed to be true (a) certificates, statements and representations made to us by officers and other representatives of Borrower, (b) the representations contained in or incorporated into the Credit Agreement, and (c) certain representations of public officials.

Upon the basis of the foregoing, and limited and qualified as set forth herein, we are of the opinion that:

1.

Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Kansas, and has all corporate powers to engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code.

2.

The execution, delivery and performance of the Credit Agreement is within the corporate power and authority of Borrower, have been duly authorized by proper corporate proceedings on behalf of Borrower, do not require any approval or consent or other action by and no notice to or filing with any Kansas governmental authority, and do not and will not contravene, or constitute a default under, any provision of the Kansas General Corporation Code or oil and gas laws embodied in Chapter 55 of the Kansas Statute Annotated and regulations promulgated thereunder.

Our opinions and statements expressed herein are restricted solely to the Kansas General Corporation Code and oil and gas laws embodied in Chapter 55 of the Kansas Statute Annotated and regulations promulgated thereunder, and do not include any other Kansas laws and regulations.  To the extent that the laws of any other jurisdiction apply, we express no opinion and we assume that the Credit Agreement is valid, legally binding, and enforceable under the laws of such other jurisdiction.

This opinion is being delivered solely for the benefit of the persons to whom it is addressed; accordingly, copies may not be furnished to any other person without our prior written consent except that you may furnish copies thereof:  (a) to your independent auditors and attorneys; (b) to any state or federal authority having regulatory jurisdiction over you; (c) pursuant to order or legal process of any court or governmental agency; (d) in connection with any legal action to which you are a party arising out of the above transactions; (e) to any proposed participant or assignee in any Bank’s interest in any obligations under the Credit Agreement; (f) to any successor to Administrative Agent; and (g) to Bracewell & Giuliani LLP.  We acknowledge that Bracewell & Giuliani LLP is relying on the opinions herein expressed in rendering certain opinions to Administrative Agent and the Banks.  This opinion may not be relied upon by you or any assignee or participant for any other purpose or relied upon by any other person without our prior written consent.  The information set forth herein is as of the date of this letter, and we undertake no obligation or responsibility to update or supplement this opinion in response to or to make you aware of subsequent changes in the status of Borrower, the law, or future events, facts, or information affecting the transactions contemplated by the Credit Agreement occurring after the date of this letter.

Very truly yours,

Polsinelli Shalton Welte Suelthaus PC

A Professional Corporation

B-2-3

EXHIBIT B-2

FORM OF OPINION OF BORROWER'S NEW YORK COUNSEL

August 5, 2005

Citibank, N.A.,

as Administrative Agent

Two Penns Way, Suite 200

New Castle, Delaware  19720

And each of the Lenders

party to the Credit Agreement referred to below

Dear Sirs:

We are counsel to Kinder Morgan, Inc., a Kansas corporation (the “Borrower”), and have represented the Borrower in connection with the Five-Year Credit Agreement (the “Credit Agreement”) dated as of August 5, 2005 among the Borrower, the Lenders listed on the signature pages thereof, Citibank, N.A., as the Administrative Agent, and Wachovia Bank, National Association and JPMorgan Chase Bank, N.A., as the Co-Syndication Agents.  This opinion is being rendered to you at the request of our client pursuant to Section 4.01(b) of the Credit Agreement.  Unless otherwise defined herein, capitalized terms herein have the meanings assigned to such terms in the Credit Agreement.

In connection with this opinion, we have examined the Credit Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates or comparable documents of officers of the Borrower and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.   We have assumed (a) the genuineness of all signatures (other than those of the Borrower), (b) the authenticity of all documents and records submitted to us as originals, (c) the conformity to original documents and records of all documents and records submitted to us as copies (including conformed copies), and (d) the truthfulness of all statements of fact contained therein.

Upon the basis of the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.

The execution, delivery and performance by the Borrower of the Credit Agreement require no action by or in respect of, or filing with, any governmental body, agency or official (other than filings of the Credit Agreement with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or of any material agreement, judgment, injunction, order, decree or other instrument, known to us after due inquiry, binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

2.

The Credit Agreement constitutes a valid and binding agreement of the Borrower enforceable against the Borrower in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general principles of equity.

3.

To our knowledge after due inquiry, there is no action, suit or proceeding pending against, or threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement.

4.

The choice of New York law (other than conflict of laws rules) to govern the construction and interpretation of the Credit Agreement should, if the issue is properly presented to a court of competent jurisdiction sitting in the State of Texas, be found by such court to be a valid choice of law under the laws of the State of Texas.

Our opinion is subject to the following:

(a)

We are members of the Bar of the State of Texas and the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of Texas, the laws of the State of New York and the federal laws of the United States of America.  In rendering the opinion in paragraph 3 above, insofar as such opinion involves matters governed by the laws of the State of Kansas, we have relied, without independent investigation, upon the opinion of Polsinelli Shalton Welte Suelthaus PC, delivered to you pursuant to Section 4.01(b) of the Credit Agreement.

(b)

Our opinion in paragraph 3 above is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference, liquidation, conservatorship or other similar laws affecting creditor’s rights generally.

(c)

The enforceability of the Credit Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and we express no opinion as to the availability of specific performance or any other equitable remedy.

(d)

We express no opinion as to the legality, validity, binding effect or enforceability of any provision in the Credit Agreement (i) purporting to restrict access to courts or to legal or equitable remedies; (ii) purporting to establish evidentiary standards; (iii) purporting to grant a right of set-off or similar rights against moneys, securities and other properties of Persons other than the Person granting such right or purporting to permit any Person purchasing a participation to exercise a right of set-off or similar rights with respect to such participation; (iv) releasing, exculpating or exempting any Person from, or requiring indemnification of contribution of a Person for, liability for its own negligence or to the extent that the same are inconsistent with the public policy underlying any law, rule or regulation; or (v) pertaining to subrogation rights, delay or omission of enforcement of rights or remedies, severability or marshaling of assets.

(e)

We express no opinion as to the legality, validity, binding effect or enforceability of any waiver under the Credit Agreement, or any consent thereunder, relating to the rights of, or duties owing to, any Person which exist as a matter of law except to the extent such Person may legally so waive or consent and has so waived and consented.

(f)

We have assumed, as to each Person (other than the Borrower) shown as being a party to the Credit Agreement, (i) that such Person is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized;  (ii) that the Credit Agreement has been duly authorized, executed and delivered by such Person;  (iii) that such Person has the requisite power and authority to perform its obligations under the Credit Agreement and will perform such obligations in compliance with all laws and regulations applicable to it;  (iv) that there are neither suits, actions or proceedings pending against such Person nor judicial or administrative orders, judgments or decrees binding on such Person that affect the legality, validity, binding effect or enforceability of the Credit Agreement; (v) that no consent, license, approval or authorization of, or filing or registration with, any governmental authority is required for the valid execution, delivery and performance of the Credit Agreement, and (vi) that the execution, delivery and performance of the Credit Agreement by such Person do not violate (1) any provision of any law or regulation, (2) any order, judgment, writ, injunction, award or decree of any court, arbitrator, or governmental authority, (3) the charter or bylaws of such Person, or (4) any indenture, lease or other agreement to which such Person is a party or by which such Person or any of its assets is bound; and (vii) that the Credit Agreement constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, subject to the type of qualifications regarding enforceability as are set forth in this opinion.  We have also assumed that each Lender will make each Loan under the Credit Agreement for its own account in the ordinary course of its commercial lending business.

(g)

We have assumed that the Administrative Agent and the Lenders will comply with each usury savings clause in the Credit Agreement and that none of the Administrative Agent or the Lenders has taken, reserved, charged or received interest or will take, reserve, charge or receive interest, except as provided in the Credit Agreement.  We express no opinion as to the effect of the law of any jurisdiction other than the State of Texas wherein any Lender may be located or wherein enforcement of the Credit Agreement may be sought which limits the rates of interest legally chargeable or collectible.

(h)

Our opinion is subject to the qualification that certain remedial provisions of the Credit Agreement are or may be unenforceable in whole or in part, but such possible unenforceability of such remedial provisions will not render the Credit Agreement inadequate for enforcing payment of the indebtedness that is evidenced by the Credit Agreement and for the practical realization of the principal rights and benefits afforded by the Credit Agreement.

(i)

We have assumed that a party to the Credit Agreement is a resident of the State of New York or that a party to the Credit Agreement has its place of business or, if that party has more than one place of business, its chief executive office or an office from which it conducts a substantial part of the negotiations relating to the transaction, in the State of New York.

(j)

Whenever our opinion is given “to our knowledge after due inquiry” or is based on circumstances “known to us after due inquiry”, we have relied exclusively upon certificates of officers (after the discussion of the contents thereof with such officers) of the Borrower as to the existence or non-existence of the circumstances upon which such opinion is predicated.  We have no reason to believe, however, that any such certificate is untrue or inaccurate in any material respect.

(k)

In rendering the opinions herein relating to the absence of any litigation, investigation or administrative proceeding, we express no opinion with respect to the possible effect of any litigation, investigation or proceeding as to which the Borrower is not a named party.

You are advised that various members of this firm are stockholders of the Borrower; however, no member owns in excess of one percent of the Borrower’s outstanding common stock.

This opinion is rendered solely to you and any assignee or Participant in connection with the above matter.  This opinion may not be relied upon by you or any assignee or Participant for any other purpose or relied upon by any other person without our prior written consent.

Very truly yours,

Bracewell & Giuliani LLP